Exhibit 99.1

Ramon Sanchez Joins Firefly Aerospace as its Chief Operating Officer

Sanchez will oversee a broader scope as Firefly’s COO including the company’s day-to-day operations to support company growth

Cedar Park, Texas, December 11, 2025 – Firefly Aerospace (Nasdaq: FLY), a market leading space and defense technology company, announced it has named Ramon Sanchez as its Chief Operating Officer to drive Firefly’s production scaling and operational execution beginning December 22. In this position, Sanchez will be responsible for the company’s day-to-day operations and ensuring Firefly continues to enhance safety, quality, and reliability in production of launch vehicles, lunar landers, and spacecraft product lines to meet customers’ growing demands.

“Ramon has a proven track record of improving and upscaling complicated space production lines in heavy rockets, advanced missiles, and high-performance spacecraft constellations,” said Jason Kim, CEO. “His operational experience in building cross-functional teams for diverse production systems, people leadership skills, and expertise in quality, engineering, manufacturing, and supply chain supporting end-to-end autonomous spaceflight is a valuable asset for Firefly.”

Sanchez has more than two decades of experience in production operations for commercial, civil, and national security programs during his tenure at Boeing and is also an Army veteran. His extensive experience spans human spaceflight, commercial space, and classified space missions. Programs he stood up and enhanced production rate include heavy launch vehicles, space planes, small to large satellite constellations, advanced integrated space payloads, and precision guided missiles.

“It is an honor to be joining this team of Fireflies, as we partner for success, where safety and quality of our teammates and products are at the forefront of everything we do,” said Ramon Sanchez, incoming Firefly COO. “I look forward to building on the expertise of the team to drive factory stability, production harden systems and execute on the commitments we’ve made to our shareholders and customers.”

Known for his ability to establish and enhance advanced space production lines, Sanchez will lead and ensure greater collaboration across key engineering, manufacturing, and reliability teams to innovate at scale across Firefly’s products and service offerings.

About Firefly Aerospace

Firefly Aerospace is a space and defense technology company that enables government and commercial customers to launch, land, and operate in space – anywhere, anytime. As the partner of choice for responsive space missions, Firefly is the only commercial company to launch a satellite to orbit with approximately 24-hour notice. Firefly is also the only company to achieve a fully successful landing on the Moon. Established in 2017, Firefly’s engineering, manufacturing, and test facilities are co-located in central Texas to enable rapid innovation. The company’s small- to medium-lift launch vehicles, lunar landers, and orbital vehicles are built with common flight-proven technologies to enable speed, reliability, and cost efficiencies for each mission from low Earth orbit to the Moon and beyond. For more information, visit www.fireflyspace.com.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended). Statements included in this press release that are not statements of historical fact, including statements about our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance, are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology.

Various risks that could cause actual results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: our failure to manage our growth effectively and our ability to achieve and maintain profitability; the potential for delayed or failed launches, and any failure of our launch vehicles and spacecraft to operate as intended; our inability to manufacture our launch vehicles, landers, or orbital vehicles at a quantity and quality that our customers demand; the hazards and operational risks that our products and service offerings are exposed to, including the wide and unique range of risks due to the unpredictability of space; the market for commercial launch services for small- and medium-sized payloads not achieving the growth potential we expect; adverse impacts from current or future disruptions in U.S. government operations, including as a result of delays or reduction in appropriations or regulatory approvals from our programs, or changes in U.S. government funding and budgetary priorities and spending levels; our dependence on contracts entered into in the ordinary course of business and our dependence on major customers and vendors; a loss of, or default by, one or more of our major customers, or a material adverse change in any such customer’s business or financial condition, could materially reduce our revenues and backlog; uncertain global macro-economic and political conditions, including the implementation of tariffs; the failure of our information technology systems, physical or electronic security protections; the inability to operate Alpha at our anticipated launch rate (including due to potential regulatory delays) or finalize the development and delivery of Eclipse; our failure to establish and maintain important relationships with government agencies and prime contractors; the inability to realize our backlog; evolving government laws and regulations; our ability to remediate the material weakness with respect to our internal control over financial reporting and disclosure controls and procedures; our ability to implement and maintain effective internal control over financial reporting in the future; and other factors set forth in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Media Contacts

press@fireflyspace.com